FIRST AMENDMENT TO THE FEDERAL SIGNAL CORPORATION RETIREMENT SAVINGS PLAN (As Amended and Restated Effective as of January 1, 2020) WHEREAS, Federal Signal Corporation (the "Company") maintains the Federal Signal Corporation Retirement Savings Plan (As Amended and Restated Effective as of January 1, 2020) (the "Plan") for the benefit of eligible employees; and WHEREAS, amendment of the Plan now is considered desirable; NOW, THEREFORE, by virtue of the power granted to the Benefits Planning Committee by Subsection 16.1 of the Plan, the Plan be and is hereby amended in the following particulars, effective as of the dates listed below: 1. Effective January 1, 2021, by substituting the following for the first sentence of Paragraph 4.l(a) of the Plan: "Notwithstanding any provision of the Plan to the contrary, if, and only to the extent, provided for in Exhibit B, a Participant who does not make an affirmative Pre-Tax or Roth Contribution election (including an election to not make Pre-Tax or Roth Contributions) within 30 days of first becoming eligible shall be deemed to have elected a Pre-Tax Contribution rate of 2% of Compensation for the Plan Year, subject to the conditions and limitations of the Plan." 2. Effective January 1, 2021, by deleting the final two sentences of Paragraph 4.l(b) of the Plan, by substituting the phrase "Subject to Exhibit B" for the phrase "Subject to an applicable Supplement" where such latter phrase appears in the first sentence of Paragraph 4.1(b) of the Plan, and by substituting the following for the second and third sentences of Paragraph 4.l(b) of the Plan: "Each Participant who was eligible to participate in a Prior Plan but did not have an election to make Code Section 401(k) or Roth compensation deferrals on file under the Prior Plan shall be deemed to have elected not to make any Pre-Tax or Roth Contributions until he or she makes a contribution election under Subsection 4.1 or Subsection 4.4, as applicable." 3. Effective January 1, 2021, by substituting the following for the first sentence of

-2- Paragraph 4.l(c) of the Plan: "Notwithstanding any provision of the Plan to the contrary, if, and only to the extent, provided for in Exhibit B, a Participant who is automatically enrolled pursuant to the deemed Pre-Tax Contribution election described in Paragraph 4.l(a) above shall be deemed to have elected to increase his or her Pre-Tax Contribution rate by one percentage point effective each January 1; provided, that such automatic annual increase shall not apply to the extent such increase would cause the Participant's Pre-Tax Contribution rate, or the sum of his or her Pre-Tax Contribution rate and his or her Roth Contribution rate to exceed 10%, subject to the conditions and limitations of the Plan." 4. Effective January 1, 2021, by substituting the following for the final sentence of Paragraph 4.l(c) of the Plan: "In addition, any Participant may make an affirmative election to participate in the automatic annual increase and may further affirmatively elect to apply the automatic annual increase to his or her Roth Contribution rate (if any) in lieu of his or Pre-Tax Contribution rate." 5. Effective January 1, 2021, by adding the phrase "unless such contributions must be made sooner in accordance with applicable law" immediately following the phrase "for which the contribution is made" where such latter phrase appears in Paragraph 5.3(f) of the Plan. 6. Effective as of July 1, 2020, by substituting the following for Paragraph D-2 of Appendix D of the Plan: "D-2 Eligibility for Participant and Matching Contributions. Prior to July 1, 2020, each Sheet Metal Workers Local 265 Employee became a Participant with respect to Pre- Tax, Roth, Catch-Up, Roth Catch-Up, and Matching Contributions on the first day of the calendar quarter following his or her Employment or Reemployment Date or any day thereafter; provided, however, that each such Employee who is a Seasonal Employee became a Participant with respect to such Contributions on the first day of the calendar quarter following the date on which he or she completed a Year of Eligibility Service or any day thereafter. Between July 1, 2017 and July 1, 2020, no Sheet Metal Workers Local 265 Employee was eligible to become a new Participant in the Plan. Sheet Metal Workers Local 265 Employees who were Participants in the Plan as of July 1, 2017 shall continue to be eligible Participants, until they no longer satisfy the requirements of the definition of Sheet Metal Workers Local 265 Employee above or otherwise fail to satisfy the applicable conditions of SECTION 3 to remain a Participant in the Plan. Prior to July 1, 2020 , Sheet Metal Workers Local 265 Employees who previously were active Participants in the Plan, who no longer satisfied the definition of Sheet Metal Workers Local 265 Employee above and other applicable conditions of SECTION 3 and ceased to be an active Participant, and who thereafter again satisfied the definition of Sheet Metal Workers Local 265 Employees above between July 1, 2017 and July 1, 2020, were not eligible to become an active Participant in the Plan as a result of satisfying such definition. Effective as of July 1, 2020, each Sheet Metal Workers Local 265 Employee

-3- who was not already a Participant became a Participant with respect to Pre-Tax, Roth, Catch- Up, Roth Catch-Up, or Matching Contributions on such date. Effective after July 1, 2020, each Sheet Metal Workers Local 265 Employee who is not already a Participant shall become a Participant with respect to Pre-Tax, Roth, Catch-Up, Roth Catch-Up, or Matching Contributions on the first day of the calendar quarter following his or her Employment or Reemployment Date or any day thereafter; provided, however, that each such Employee who is a Seasonal Employee shall become a Participant with respect to Pre-Tax, Roth, Catch-Up, Roth Catch-Up, and Matching Contributions on the first day of the calendar quarter following the date on which he or she completed a Year of Eligibility Service or any day thereafter. " 7. Effective as of July 1, 2020, by substituting the following for the table in Paragraph D-3 of Appendix D of the Plan: Number of Years of Vesting Service 1 or less more than 1 but less than 3 3 or more Matching Contribution Percentage 50% 75% 100% 8. Effective January 1, 2021, by substituting the phrase "Number of Years of Vesting Service" for the phrase "Years of Plan Participation" where such latter phrase appears as the heading of the first column in the schedule of Matching Contributions in Paragraph E-3 of Appendix E of the Plan. 9. Effective January 1, 2021, by deleting the final sentence of Paragraph F-2 of Appendix F of the Plan. 10. Effective January 1, 2021, by deleting Paragraph B-4(b) of Supplement B of the Plan and by renumbering Paragraph B-4(c) of Supplement B of the Plan accordingly, and by deleting Paragraph C-4(b) of Supplement C of the Plan and by renumbering Paragraphs C-4(c) and C-4(d) of the Supplement C of the Plan accordingly. 11. Effective January 1, 2021 or as otherwise indicated in the Exhibit, by adding a new Exhibit B to the Plan, in the form attached hereto, immediately after Exhibit A thereof. [Signature follows on next page]

-4- * * * IN WITNESS WHEREOF, this Amendment has been executed on behalf of the Benefits Planning Committee, on behalf of the Company, this 31 day of December 2020. FEDERAL SIGNAL CORPORATION BENEFITS PLANNING COMMITTEE /s/ Paul Wittig For the Federal Signal Corporation Benefits Planning Committee